UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2005

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Reference is made to the information contained in Item 4.02 of this Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 25, 2005, the Audit Committee of the Board of Directors of SBA Communications Corporation (the “Company”) concluded that the Company’s previously issued financial statements for the fiscal years ended December 31, 2002 and 2003 and for the first three fiscal quarters of 2004 should no longer be relied upon as a result of certain errors contained therein. The Audit Committee reached this conclusion based on the Company’s review, in consultation with its external auditors, of its method of accounting for certain types of ground leases in light of the February 7, 2005 SEC statement issued by the Staff of the Office of the Chief Accountant and consistent with other public companies in the tower and other industries, and the Company’s determination to adjust its method of accounting for certain types of ground leases underlying its tower sites. Based on its review, the Company, in consultation with its external auditors, determined that the impact of the change in ground lease accounting will have a material effect on the Company’s previously issued financial statements for the first three fiscal quarters of 2004, the fiscal years ended December 31, 2003 and 2002 as well as prior periods. The accounting adjustments will increase reported ground rent expense and reported depreciation expense. These adjustments are not anticipated to have any impact on revenue, cash flow from operations, compliance with any financial covenant or debt instrument, cash balances or the current economic value of the Company’s leaseholds and its tower assets. The Company will amend the appropriate filings with the SEC to include restated financial statements for the fiscal years ended December 31, 2002 and 2003 and for the first three fiscal quarters of 2004.

The Company is unaware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Audit Committee and the executive officers of the Company discussed with the Company’s external auditors the matters disclosed pursuant to Item 4.02(a) of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2005	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer